Exhibit 99.4
TRANSATLANTIC RE AND ALLIED WORLD MERGER
EMPLOYEE FREQUENTLY ASKED QUESTIONS AND ANSWERS:
NOT FOR EXTERNAL DISTRIBUTION
What does today’s announcement mean?
Allied World and Transatlantic have entered a merger of equals to create a global specialty insurance and reinsurance company with operations in 39 markets in 18 countries worldwide. The merger creates a leading company with $8.5 billion in capital. The combined company will be called TransAllied Group however both companies have built strong and distinct brands focused on insurance and reinsurance. Post-merger we will continue to operate under the Transatlantic Re brand and Allied World Insurance brand. Management expects the merger to close in the fourth quarter of 2011.
The two companies have complementary businesses and you should see little to no change in our underwriting activities. Longer-term we will benefit from a stronger capital base which will allow us to pursue new business opportunities and broader product offerings and addresses industry regulatory requirements. Overall, this is great news for our employees, brokers and customers and strengthens our position within the global re/insurance market.
Will there be any management changes?
There will be some consolidation of corporate functions at the holding company level as the two organizations are combined into a single entity. Some of the new holding company management changes have already been announced, including Scott Carmilani of Allied World as CEO and TRH’s Mike Sapnar as President and CEO of Global Reinsurance. Steve Skalicky will be CFO, Wes Dupont as General Counsel, Ken Apfel as Chief Actuary, John Gauthier as Chief Investment Officer, Julian Spence as Chief Risk Officer, and David Bell as Chief Operating Officer and leader of the integration.
All of our senior management will play key roles in the new company. Paul Bonny and Javier Vijil will continue to head the International and Latin America reinsurance operations respectively, and Gary Schwartz will continue as Chief Counsel for Transatlantic. James Whitelaw will lead the integration efforts at Transatlantic. And as communicated to you in his letter to all employees, Bob will be retiring upon completion of the merger.
How does this merger affect me and my role specifically?
Both companies will operate independently during the months leading up to the close, expected in the fourth quarter. During this time, it is business as usual with no change in our underwriting activities. The overall integration framework has already been determined, and the integration process has begun. A primary focus of the integration process will be at the holding company level as the two organizations are combined into one entity. Given that Allied World is predominately a primary insurance company, little to no change is expected in the reinsurance underwriting and management divisions. The integration efforts will focus on corporate areas as the holding company comes together.
Will there be layoffs?
The two companies have complementary businesses and will continue to operate under their respective brands. As such, we do not expect layoffs within our underwriting operations as a result of the merger. There will be some consolidation of corporate functions at the holding company, and through the integration we will work quickly to determine other synergies and/or savings in the service company and related operations. Be assured that we are committed to honest and prompt communication about all aspects of the integration. You will be updated regularly about the integration process and any changes will be communicated quickly and transparently.
What impact will the merger have on our operations?
Both companies will continue to operate independently until the close of the merger. During this time it is business as usual, with no change in our day-to-day operations. The merger will result in little to no change in our underwriting activities as the two companies have complementary businesses with very little overlap.
Will there be any changes to our health, retirement or other benefits?
As part of the integration process we are reviewing all aspects of the benefit structures within both organizations. The result of our initial review suggests that although there are some differences, there are far more similarities between the plan structures and the service providers. We are committed to choosing the best combination of benefits for our staff, offered by the best service providers at the most competitive rates. We will provide you with updates as soon as decisions are made.
What happens to my unvested equity, if anything?
Your equity will continue to vest uninterrupted. Upon the close of the transaction your shares in Transatlantic will convert into shares of the new combined entity based on the exchange ratio of the transaction. As we approach the anticipated closing date in the fourth quarter we will outline the conversion process for all Transatlantic equity holders.
Does the Company expect to close any offices?
We do not expect to leave any markets as a result of the merger, but we will be looking over time to consolidate real estate in markets where both companies have offices. This could include locations such as New York, London and Hong Kong to name a few, but timing would depend on several factors including current lease agreements and the real estate market in the respective locations.
How long will the merger take to close?
Closing is estimated for the fourth quarter of 2011, subject to approval by shareholders of the respective companies, receipt of regulatory approvals and notices, and other customary closing conditions.
What should I say if a client/broker asks me about the merger?
We will be sending a communication to clients and brokers about the deal. In the mean time you can tell them that this is great news for Transatlantic and its customers. The merger strengthens our capital base, allows us to pursue new business opportunities and improves our position in the global re/insurance market place. The two companies have very complementary businesses and they should not see any change in our underwriting activities.
What should I do if someone from the media contacts me?
Politely tell the reporter that all media inquiries are being handled by Tom Cholnoky, who can be reached at tcholnoky@transre.com. It is important that you do not act as a spokesperson for the Company. Please keep in mind that reporters may attribute to you and to the Company anything you say, so please forward them to Tom and do not comment further.
What if I have other questions that are not answered here?
You should talk to your manager to address additional questions. You can also contact the HR department for benefit or personnel related inquiries. If you have integration-related thoughts or ideas feel free to send them to James Whitelaw directly at integration@transre.com.
Additional Information about the Proposed Merger and Where to Find It
This communication relates to a proposed merger between Transatlantic and Allied World that will become the subject of a registration statement, which will include a joint proxy statement/prospectus, to be filed with the U.S. Securities and Exchange Commission (the “SEC”) that will provide full details of the proposed merger and the attendant benefits and risk. This communication is not a substitute for the joint proxy statement/prospectus or any other document that Transatlantic or Allied World may file with the SEC or send to their shareholders in connection with the proposed merger. Investors and security holders are urged to read the registration statement on Form S-4, including the definitive joint proxy statement/prospectus, and all other relevant documents filed with the SEC or sent to shareholders as they become available because they will contain important information about the proposed merger. All documents, when filed, will be available free of charge at the SEC’s website (www.sec.gov). You may also obtain these documents by contacting Transatlantic’s Investor Relations department at Transatlantic Holdings, Inc., 80 Pine Street, New York, New York 10005, or via e-mail at investor_relations@transre.com; or by contacting Allied World’s Corporate Secretary, attn.: Wesley D. Dupont, at Allied World Assurance Company Holdings, AG, Lindenstrasse 8, 6340 Baar, Zug, Switzerland, or via e-mail at secretary@awac.com. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.
Participants in the Solicitation
Transatlantic, Allied World and their respective directors and executive officers may be deemed to be participants in any solicitation of proxies in connection with the proposed merger. Information about Transatlantic’s directors and executive officers is available in Transatlantic’s proxy statement dated April 8, 2011 for its 2011 Annual Meeting of Stockholders. Information about Allied World’s directors and executive officers is available in Allied World’s proxy statement dated March 17, 2011 for its 2011 Annual Meeting of Shareholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the merger when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.

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